Exhibit 2.7

EXECUTION COPY

PEMEX PROJECT FUNDING MASTER TRUST

Issuer

PETROLEOS MEXICANOS

Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

INDENTURE

Dated as of December 30, 2004

Providing for the Issuance of

Securities in Series

Guarantor’s Payment Obligations

Jointly and Severally Guaranteed by

Pemex-Exploración y Producción

Pemex-Refinación

and

Pemex-Gas y Petroquímica Básica

Pemex Project Funding Master Trust

Petróleos Mexicanos

Certain Sections of this Indenture relating to

Sections 310 through 318 of the

Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08, 6.10
§311(a)	6.13
(b)	6.13
§312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§313(a)	7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(b)
§314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§316(a)	1.07
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	1.07
(c)	1.04(c)
§317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§318(a)	1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

-i-

(continued)

(continued)

(continued)

(continued)

		Page
Section 13.02.	Representations and Warranties of the Guarantor	81

Section 13.03.	Benefit of Guaranty	82

EXHIBIT A –	Form of Registered Note
EXHIBIT B –	Form of Definitive Bearer Note
EXHIBIT C –	Form of Temporary Global Bearer Note
EXHIBIT D –	Form of Permanent Global Bearer Note
EXHIBIT E –	Form of Reverse of Note
EXHIBIT F –	Form of Certificate of Beneficial Ownership
EXHIBIT G –	Form of Certificate to be Given by Euroclear or Clearstream, Luxembourg
EXHIBIT H –	Form of Transfer Certificate for Exchange or Transfer from Restricted Global Security to Regulation S Global Security
EXHIBIT I –	Form of Transfer Certificate for Exchange or Transfer from Restricted Global Security to Unrestricted Global Security
EXHIBIT J –	Form of Transfer Certificate for Exchange or Transfer from Regulations S Global Security to Restricted Global Security

v

THIS INDENTURE, dated as of December 30, 2004, among Pemex Project Funding Master Trust, a statutory trust organized under the laws of the State of Delaware (herein called the “Issuer”), Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States (“Mexico”) (herein called the “Guarantor”), having its principal office at Avenida Marina Nacional No. 329, Colonia Huasteca, Mexico D.F., 11311, Mexico and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (herein called the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTOR:

WHEREAS, the Issuer and the Guarantor have duly authorized the execution and delivery of this Indenture for the issuance from time to time of the Issuer’s unsecured bonds, debentures, notes and other evidences of indebtedness (the “Securities”) to be issued in one or more series up to such principal amount or amounts and denominated in United States dollars or foreign currency or units or composites of two or more thereof as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture and deems it appropriate from time to time to issue its guaranties of the Securities on the terms herein provided; and

WHEREAS, all things necessary to make this Indenture, when executed and delivered by the parties hereto, a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders from time to time of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Mexico, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 3.08(a).

“Additional Interest”, when used with respect to the Securities of any series issued with Registration Rights, has the meaning specified in the applicable Registration Rights Agreement.

“Advance Payment Arrangement” means any transaction involving the receipt by the Issuer, the Guarantor, the Subsidiary Guarantors or any of their respective Subsidiaries of payment of the purchase price of crude oil or gas or Petroleum Products not yet earned by performance.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” has the meaning specified in Section 3.05(b).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Authorized Officer” means (i) in the case of the Issuer, any Assistant Vice President or Vice President of the Managing Trustee and (ii) in the case of the Guarantor, its Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance.

“Banco de México” means the central bank of Mexico.

“Bearer Securities” has the meaning specified in Section 3.01.

“Beneficiary” has the meaning specified in Section 13.01(b).

“Board of Directors” means either the board of directors of the Guarantor or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, except as otherwise provided pursuant to Section 2.02 for the Securities of any series, each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and (ii) a day on which banks and financial institutions in Mexico are open for business with the general public.

“Certificates of Designation” has the meaning specified in Section 1.16.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 3.04(b).

“Corporate Trust Office” means the principal corporate trust office of the Trustee at 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Trust and Securities Services, or at any other location in The City of New York at which its corporate trust business from time to time shall be administered.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the clearing agency that is designated by the Issuer to act as Depositary for such Global Securities (or any successor securities clearing agency so designated), and if any time there is more than one person designated as Depositary for Global Securities of a particular series, “Depositary”, as used with respect to the Securities of such series, means the Depositary with respect to the particular Global Security or Securities.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

“Exchange Date” has the meaning specified in Section 3.04(c).

“Exchange Offer”, when used with respect to the Securities of any series issued with Registration Rights, means an exchange offer by the Issuer pursuant to which Initial Securities may be exchanged for Exchange Securities registered under the Securities Act.

“Exchange Securities”, when used with respect to the Securities of any series, means Securities issued by the Issuer under this Indenture upon an exchange pursuant to a Registration Rights Agreement and containing terms identical to the Initial Securities of such series except that (i) interest on such Exchange Securities shall accrue from the last date on which interest was paid on the Initial Securities for which the Exchange Securities were exchanged or, if no such interest has been paid, from the date from which any interest on the Initial Securities first began to accrue, (ii) such Exchange Securities will not contain restrictions on transfer and (iii) any Additional Interest provisions applicable to the Exchange Securities shall not be contained in the Exchange Securities.

“External Indebtedness” means Indebtedness which is payable or at the option of its holder may be paid (i) in a currency or by reference to a currency other than the currency of Mexico, (ii) to a person resident or having its head office or its principal place of business outside Mexico and (iii) outside the territory of Mexico.

“Financing Documents” means: (i) the Revolving Credit Facility Agreement, dated as of June 29, 2004, among the Guarantor, as borrower, a consortium of lenders and Barclays Bank PLC, as administrative agent; (ii) the Combined Multi-Year Restructure Agreements, dated as of February 4, 1990, among Mexico and various Mexican governmental entities as obligors, Mexico as guarantor (in the case of each Combined MYRA in which a Mexican governmental entity is an obligor), Banco de México, the financial institutions party thereto and the Servicing Banks respectively party thereto, as amended from time to time; (iii) the Multi-Facility Agreement, dated as of February 4, 1990, among Mexico, Banco de México, the financial institutions party thereto and Citibank, N.A., as agent, as amended from time to time; and (iv) the Onlending and Trade Credit Agreement, dated as of February 4, 1990 among Banco de México, as Trustee for Fideicomiso para la Administración de Financiamientos Externos, Mexico, Banco de México, the financial institutions party thereto, Banco Nacional de México, S.N.C., as Servicing Bank, and Citibank, N.A., as agent, as amended from time to time.

“Foreign Currency” means a currency issued by a government of any country other than the United States.

“Forward Sale” means any transaction involving the transfer, sale, assignment or other disposition by the Issuer, the Guarantor, any Subsidiary Guarantor or any of their respective Subsidiaries of any right to payment under a contract for the sale of crude oil or gas not yet earned by performance, or any interest therein, whether in the form of an account receivable, negotiable instrument or otherwise.

“General Restructuring” has the meaning specified in Section 9.02.

“Global Securities” means Securities that are registered in the Security Register in the name of a Depositary (acting in its capacity as Depositary) or a nominee thereof.

“Government” means the Federal Government of Mexico.

“Governmental Forward Sale” means a Forward Sale to (i) Mexico or Banco de México, or (ii) the Bank for International Settlements or another multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the Indebtedness of another person including without limitation: (i) an obligation to pay or purchase such Indebtedness, or (ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness, or (iii) any other agreement to be responsible for such Indebtedness.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor Request” or “Guarantor Order” means a written request or order signed by an Authorized Officer of the Guarantor.

“Guaranty” means the guaranty of the Securities by the Guarantor, as set forth in Article Thirteen and as endorsed (substantially in the form annexed hereto) on each Security authenticated and delivered hereunder.

“Holder” means (i) with respect to a Registered Security, the Person in whose name such Security is registered in the Security Register and (ii) with respect to a Bearer Security or coupon appertaining thereto, the bearer of such Security or coupon, as the case may be.

“Immunities Act” means the United States Foreign Sovereign Immunities Act of 1976.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include (i) for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, and (ii) the terms of particular series of Securities established as contemplated hereunder.

“Initial Securities”, when used with respect to the Securities of any series having Registration Rights, means the Securities of such series issued upon original issuance and all Securities, other than Exchange Securities, issued upon the registration of transfer, exchange or partial redemption of Initial Securities.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only upon Maturity, means interest payable upon or after Maturity.

“Interest Payment Date”, when used with respect to the Securities of any series, means the Stated Maturity of an installment of interest on such Securities.

“International Global Security” has the meaning specified in Section 3.04(b).

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Authorized Officer of its Managing Trustee.

“Legend” has the meaning specified in Section 3.05(c).

“Managing Trustee” has the meaning specified in the Trust Agreement dated as of November 10, 1998, as amended, among The Bank of New York and The Bank of New York (Delaware), as trustees, and Petróleos Mexicanos, as exclusive beneficiary.

“Material Subsidiaries” means, at any time, (i) each of the Subsidiary Guarantors and (ii) any Subsidiary of the Guarantor or any of the Subsidiary Guarantors having, as of the end of the most recent fiscal quarter of the Guarantor, total assets greater than 12% of the total assets of the Guarantor, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis.

“Maturity”, when used with respect to the Securities of any series, means the date on which the principal of such Securities or an installment of principal thereon, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Member Organization” has the meaning specified in Section 3.04(b).

“Mexican Withholding Taxes” has the meaning specified in Section 3.08(a).

“Mexico” has the meaning specified in the first paragraph of this Indenture.

“Mexico Exchange Offer” has the meaning specified in Section 9.02.

“Mexico External Market Debt” has the meaning specified in Section 9.02.

“Mexico Reserved Matter Amendment” has the meaning specified in Section 9.02.

“Non-Global Securities” means any Securities that are not Global Securities.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer or of the Guarantor, as applicable, and delivered to the Trustee.

“Oil Receivables” means amounts payable to the Issuer, the Guarantor, any Subsidiary Guarantor or any of their respective Subsidiaries in respect of the sale, lease or other provision of crude oil or gas, whether or not yet earned by performance.

“Opinion of Counsel” means a written opinion of counsel, who may be internal counsel for the Issuer, the Guarantor or any Subsidiary Guarantor, and who shall be, and which opinion shall be, reasonably acceptable to the Trustee.

“Organic Law” means the Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios, effective July 17, 1992, as amended effective January 1, 1994 and January 16, 2002.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to the Securities of any series, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

(i) Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities of such series that have been paid pursuant to Section 3.06 or in exchange for or in lieu of which (whether in whole or in part) other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities with respect to which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, whether a quorum is present at a meeting of Holders of Outstanding Securities of any series or the number of votes entitled to be cast by each Holder of a Security in respect of such Security at any such meeting (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in a Foreign Currency or currency unit that shall be deemed to be outstanding shall be the amount of U.S. dollars which could have been obtained with the principal amount of such Security using the noon U.S. dollar buying rate in New York City for cable transfers of such Foreign Currency or currency unit published by the Federal Reserve Bank of New York and (iii) Securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the Issuer, the Guarantor or any Subsidiary Guarantor) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee’s right so to act with respect to such Securities and certifies that the pledgee is not the Issuer, the Guarantor or any Subsidiary Guarantor. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the federal government of Mexico or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Mexico or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

“Permanent Global Bearer Security” has the meaning specified in Section 3.04(c).

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Petroleum Industry” has the meaning specified Section 1.13(c).

“Petroleum Products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Public External Indebtedness” means any External Indebtedness which is in the form of, or represented by, notes, bonds or other securities which are for the time being quoted, listed or ordinarily dealt in on any stock exchange.

“Receivables Financings” means any transaction resulting in the creation of a Security Interest in Oil Receivables to secure new External Indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the Issuer, the Guarantor, any Subsidiary Guarantor or any of their respective Subsidiaries.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Securities” has the meaning specified in Section 3.01.

“Registration Rights”, when used with respect to any Security, means that such Security has the benefit of a Registration Rights Agreement entered into in connection with the issuance of such Security.

“Registration Rights Agreement”, when used with respect to the Securities of any series, means the registration rights agreement entered into among the Issuer, the Guarantor and the initial purchasers of such Securities.

“Registration Statement”, when used with respect to the Securities of any series having Registration Rights, means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Initial Securities (or beneficial interests therein).

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified for that purpose as contemplated by Section 2.02, which date shall be, unless otherwise specified pursuant to Section 2.02, the fifteenth day (whether or not such day shall be a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Global Security” has the meaning specified in Section 3.04(a).

“Regulations S Securities”, when used with respect to an identifiable tranche of the Securities of any series, means all Securities of such tranche sold (whether in the original issuance or afterwards) pursuant to Regulation S.

“Regulatory Law” means the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo, effective November 30, 1958, as amended effective December 31, 1977, May 12, 1995 and November 14, 1996.

“Reserved Matter” has the meaning specified in Section 9.02.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office, including any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 3.04(a).

“Restricted Period”, when used with respect to an identifiable tranche of the Securities of any series, means the period of 40 consecutive days beginning on and including the first day after the later of (i) the day that the initial purchasers thereof advise the Issuer, the Guarantor and the Trustee is the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the initial delivery of the Securities occurs pursuant to the applicable terms agreement.

“Restricted Securities”, when used with respect to an identifiable tranche of the Securities of any series, means all Securities of such tranche other than Regulation S Securities or Exchange Securities, provided that Restricted Securities of such tranche shall cease to be Restricted Securities upon the removal of the Legend.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities” means any of the securities described in the recitals hereof and more particularly means any securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance including, without limitation, any equivalent thereof created or arising under the laws of Mexico.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07(a).

“Specified Currency” has the meaning specified in Section 2.02.

“Stated Maturity”, when used with respect to the Securities of any series or any installment of interest thereon, means the date specified in such Securities as the fixed date on which the principal of such Securities or such installment of interest is due and payable.

“Subsidiary” means, in relation to any Person, any other Person (whether or not now existing) which is controlled directly or indirectly, or more than 50% of whose issued equity share capital (or equivalent) is then held or beneficially owned by, the first Person and/or any one or more of the first Person’s Subsidiaries, and “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that Person.

“Subsidiary Guarantor” and “Subsidiary Guarantors” have the meanings specified in Section 1.16.

“Subsidiary Guaranty” has the meaning specified in Section 1.16.

“Temporary Global Bearer Security” has the meaning specified in Section 3.04(c).

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States-Mexico Income Tax Treaty” means the Convention Between the Government of the United States of America and the Government of the United Mexican States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992, as amended by Additional Protocols signed on September 8, 1994 and November 26, 2002.

“Unrestricted Global Security” has the meaning specified in Section 3.04(a).

“U.S. Depositary” has the meaning specified in Section 3.04(a).

“U.S. Global Security” has the meaning specified in Section 3.04(a).

“U.S. dollars”, “$”, “dollars” or “U.S. $” means United States dollars.

“vice president”, when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Issuer or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate (including certificates provided pursuant to Section 10.04) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other action provided by this Indenture to be given or taken by Holders of the Securities of any series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; (ii) the record of such Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of the Securities of such series duly called and held in accordance with the provisions of Article Twelve or (iii) a combination of any such record and one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such record or instrument or instruments (and the action embodied therein or evidenced thereby) are received by the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantor. Such record or instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such record or instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, the Issuer and the Guarantor, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person with respect to any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) of Securities Outstanding shall be entitled to give or take, or vote on, the relevant action.

(d) Any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security.

SECTION 1.05. Notices, Etc., to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder, the Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, Attention: Trust and Securities Services,

(2) the Issuer by the Trustee or any Holder shall be sufficient for any purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by hand or by courier to the Issuer addressed to it at Pemex Project Funding Master Trust, c/o The Bank of New York, 101 Barclay Street, Floor 21 West, New York, NY 10286, Attn: Global Structured Finance Unit, or when delivered by facsimile to the Issuer, c/o the Managing Trustee, at 212-815-5915 (confirmed by overnight courier), or at any other address previously furnished in writing to the Trustee by the Issuer, or

(3) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by hand or by courier to the Guarantor addressed to it at the address of the Guarantor specified in the first paragraph of this Indenture, or when delivered by facsimile to the Guarantor at 52-55-1944-9703 (confirmed by overnight courier), or at any other address previously furnished in writing to the Trustee by the Guarantor.

SECTION 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of Registered Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made as directed by the Issuer shall constitute a sufficient notification for every purpose hereunder.

In addition, if and for so long as the Securities of any series are listed on Luxembourg Stock Exchange and the rules of such exchange require, notices pursuant to this Section to the holders of the Securities of such series will be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If the Issuer determines that publication as aforesaid is not practicable, notice will be made in accordance with the rules of the Luxembourg Stock Exchange.

Where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published (i) in a daily newspaper having general circulation in London and (ii) if and for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in a leading newspaper having general circulation in Luxembourg or, if any such publication is not practicable, in another leading daily English language newspaper having general circulation in Europe approved by the Trustee. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in both such newspapers as provided above. Holders of coupons shall be deemed for all purposes to have notice of the contents of any notice to the Holders of the related Bearer Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07. Conflict with Trust Indenture Act.

Subject as otherwise provided in the next paragraph, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture (or would be required if this Indenture were qualified under the Trust Indenture Act), the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Notwithstanding the foregoing, the provisions of Section 316(b) of the Trust Indenture Act shall not apply to this Indenture to the extent an exemption from the provisions of such Section is granted by the Commission pursuant to Section 304(d) thereof, in which case Section 316(b) thereof shall be treated as if not required under the Trust Indenture Act.

SECTION 1.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause.

In case any provision in this Indenture or in the Securities or the Guaranties shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE GUARANTIES BY THE GUARANTOR WILL BE GOVERNED BY THE LAWS OF MEXICO.

SECTION 1.13. Consent to Service; Jurisdiction.

(a) Each of the parties hereto irrevocably submits to the jurisdiction of any federal court or, if jurisdiction in federal court is not available, state court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or based on this Indenture or the Securities and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and each of the parties hereto waives any right to which it may be entitled on account of residence or domicile.

(b) Service of process upon the Issuer at the office of the Managing Trustee in New York specified in or pursuant to Section 1.05 shall be deemed, in every respect, effective service of process upon the Issuer. The Guarantor hereby appoints the Consul General of Mexico acting through his offices at 27 East 39th Street, New York, New York 10016, and his successors as its authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based upon the Securities or this Indenture which may be instituted in any federal court or, if jurisdiction in federal court is not available, state court sitting in the Borough of Manhattan, The City of New York, by the Holder of any Security. The appointment made by the Guarantor shall be irrevocable as long as any of the Securities remain Outstanding unless and until a successor agent shall have been appointed as the Guarantor’s Authorized Agent and shall have accepted such appointment. The Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York, by notice given by the Authorized Agent to each party hereto, and written notice of such service delivered to the Guarantor in the manner set forth in Section 1.05 shall be deemed, in every respect, effective service of process upon the Guarantor. Notwithstanding the foregoing, any action against the Guarantor arising out of or based on the Securities may be instituted in any competent court in Mexico.

(c) The Guarantor hereby waives irrevocably any immunity from jurisdiction to which it might otherwise be entitled (including, to the extent applicable, sovereign immunity, immunity from prejudgment attachment, post-judgment attachment and execution) in any such action in any federal court or, if jurisdiction in federal court is not available, state court in the Borough of Manhattan, The City of New York, or in any competent court in Mexico, except that Article 27 of the Political Constitution of Mexico (the “Constitution”), Articles 1, 2, 3 and 4 (and other related articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 6 and 13 (and other related articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and other related articles) of the Organic Law, and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that (i) attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the Guarantor or any Subsidiary Guarantor, (ii) all domestic petroleum and hydrocarbon resources (whether solid, liquid, gas, or in intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity), (iii) (A) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (B) the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (C) the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute “basic petrochemicals” (the “Petroleum Industry”) are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity), (iv) the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the Petroleum Industry of Mexico are the Guarantor and the Subsidiary Guarantors (and, therefore, they are entitled to immunity in respect of such exclusive rights and powers). The Guarantor reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and notwithstanding anything else in this Section to the contrary, neither the Guarantor’s appointment of the Authorized Agent nor its submission to jurisdiction nor its waiver of immunity shall be interpreted to include such actions brought under the United States federal securities laws or any state securities laws.

SECTION 1.14. Legal Holidays.

Except as may be provided pursuant to Section 2.02 with respect to any series of Securities, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of such Securities) payment of interest on or principal of such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity.

SECTION 1.15. Limitations of Liability Concerning the Managing Trustee; No Recourse Against Others

(a) It is understood by each of the parties hereto that they do not have recourse to the assets of the Managing Trustee in respect of the obligations of the Issuer hereunder. In addition, The Bank of New York is entering into this Indenture solely in its capacity as Managing Trustee of the Issuer, and not in its individual capacity, and in no case shall The Bank of New York (or any person acting as successor managing trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuer hereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through, or under such party.

(b) A director, officer, employee or shareholder (if any), as such, of the Issuer, the Guarantor or any Subsidiary Guarantor shall not have liability for any obligations of the Issuer under the Securities or this Indenture, any obligations of the Guarantor under the Guaranties, any obligations of any Subsidiary Guarantor under the Subsidiary Guaranty or any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 1.16. Subsidiary Guaranties.

The Guaranties and the Guarantor’s obligations under the Guaranties and under this Indenture will have the benefit of an unconditional guaranty as to payment of principal and interest jointly and severally from each of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each, a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”), pursuant to a Guaranty Agreement, dated July 29, 1996 (the “Subsidiary Guaranty”), among the Guarantor and the Subsidiary Guarantors. The Guarantor has designated its Guaranties of each of the Securities and this Indenture as obligations of the Guarantor entitled to the benefits of the Subsidiary Guaranty, pursuant to certificates of designation, dated December 30, 2004, in the case of the Securities first issued under this Indenture, or pursuant to additional certificates of designation executed and delivered on or prior to the date of issuance of the relevant Securities (collectively, the “Certificates of Designation”).

ARTICLE TWO

ISSUANCE OF SECURITIES

SECTION 2.01. Creation of Securities in Amount Unlimited.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

SECTION 2.02. Issuable in Series.

The Securities may be issued in one or more series, each of which may consist of one or more tranches. There shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate of the Issuer and Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.02(c), 3.03, 3.05, 3.06, 9.06 and 11.08);

(c) whether the Securities of such series shall be Bearer Securities or Registered Securities; whether and under what circumstances any Bearer Securities of such series shall be exchangeable for Registered Securities; whether Securities of such series shall initially be represented by a temporary Security, any date, or the manner of determination of any date, prior to which interests in any such temporary Security may not be exchanged for definitive Securities of such series and the extent to which and the manner in which any interest on such temporary Security may be paid;

(d) whether any Securities of such series shall be represented by one or more Global Securities, and the terms upon which such Global Securities may be exchanged for Securities of such series not in global form, and vice versa, if at all;

(e) the name of the Depositary or the nominee of the Depositary of any Securities of such series represented by Global Securities;

(f) the dates on which or periods during which the Securities of such series may be issued, and the date or dates on which any principal or premium in respect of the Securities of such series is payable or the method of determination thereof;

(g) the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date for Registered Securities;

(h) the place or places where any principal, premium or interest on any of the Securities of such series shall be payable and the office or agency for the Securities of such series maintained by the Issuer pursuant to Section 10.02;

(i) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, if any, in whole or in part, at the option of the Issuer (which shall be in addition to the Issuer’s right of redemption as specified in Section 11.04);

(j) the obligation, if any, of the Issuer to redeem or purchase the Securities of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(k) if other than denominations of U.S. $1,000 (or if the Securities are denominated in Foreign Currency or currency unit, 1,000 units of such other currency, composite currency or other currency unit) and any integral multiple thereof, the denominations in which the Securities of such series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(m) any deletions or modifications of or additions to the Events of Default set forth in Section 5.01 or covenants set forth in Article Ten pertaining to the Securities of such series;

(n) the currency or currency unit in which the Securities of such series shall be payable (the “Specified Currency”), which may be dollars, any Foreign Currency or any currency unit;

(o) if other than dollars, the currency or currencies in which payment of any principal, premium or interest in respect of the Securities of such series may be made, and if other than dollars, the currency or currencies, if any, in which payment of any principal, premium or interest in respect of the Securities of such series may, at the election of the Issuer or Holders thereof, or under certain circumstances, also be payable, and the agent, if any, appointed by the Issuer to make any such payments or to purchase any such currency or currencies and the periods within which and the terms and conditions upon which any such election may be made;

(p) if payment of any principal, premium or interest in respect of the Securities of such series is to be made in a currency other than the currency in which such Securities are denominated, the time and manner in which the exchange rate with respect to such payments shall be determined;

(q) if the amount of payments of principal of (and premium, if any) or interest on the Securities of such series may be determined by the difference in the price of crude oil on certain dates, or by some other index or indices or formula, such index or indices or formula and the manner in which such amounts will be determined;

(r) the Person to whom any interest on any Security of such series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(s) whether any legends shall be stamped or imprinted on all or a portion of the Securities of such series, and the terms and conditions upon which any such legends may be removed;

(t) whether the Securities of such series will be entitled to the benefit of a Registration Rights Agreement, and, if so, any Additional Interest provisions applicable to such securities;

(u) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture); and

(v) the form of the face of Securities of such series if other than in substantially the form of Exhibit A, B, C or D hereto and the form of the reverse of the Securities of such series if other than in substantially the form of Exhibit E hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

If any of the terms of the Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall accompany, and be certified in, the Officer’s Certificate setting forth the terms of such Securities.

ARTICLE THREE

THE SECURITIES

SECTION 3.01. Forms Generally.

(a) The Securities of a series to be issued in registered form without interest coupons (“Registered Securities”) will be issuable in substantially the form of Exhibit A hereto or in such other form and in such denominations as shall be specified in the applicable Officer’s Certificate of the Issuer and the Guarantor or in an indenture supplement hereto. The Securities of a series, if any, to be issued in bearer form, with or without interest coupons attached (“Bearer Securities”), will be issuable in substantially the form of Exhibit B hereto, in the case of a definitive Bearer Security, Exhibit C hereto, in the case of a Temporary Global Bearer Security, or Exhibit D hereto, in the case of a Permanent Global Bearer Security, or in such other forms and in such denominations as shall be established by the Issuer and the Guarantor and specified in the applicable Officer’s Certificate of the Issuer and the Guarantor or in an indenture supplement hereto. Any forms of Securities other than those set forth in Exhibits A, B, C and D which are established pursuant to an Officer’s Certificate of the Issuer and the Guarantor or in an indenture supplement hereto shall be delivered to the Trustee and shall be deemed to be a part of this Indenture. In this Indenture, Securities that are not in temporary form are referred to as “definitive Securities” and Securities that are in temporary form are referred to as “temporary Securities”.

(b) Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officer or officers executing such Securities, as evidenced by their execution of such Securities.

(c) The Securities of a series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture or the applicable Officer’s Certificate or indenture supplement hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange, inter-dealer quotation system or governmental agency or as may, consistently herewith and with such Officer’s Certificate or supplemental indenture, be determined by the officer or officers executing such Securities, as conclusively evidenced by their execution of such Securities. The form of any such legends or endorsements shall be furnished in writing to the Trustee. All Securities of a particular series shall be substantially identical except as to denomination and as provided herein or in the applicable Officer’s Certificate or supplemental indenture.

SECTION 3.02. Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer or an attorney-in-fact duly authorized for that purpose. To evidence the Guaranty, a guaranty, substantially in the form set forth in the forms of Securities annexed hereto, shall be endorsed on each Security authenticated and delivered hereunder, which shall be executed on behalf of the Guarantor by an Authorized Officer of the Guarantor or an attorney-in-fact. The signature of any of these officers or attorneys-in-fact may be manual or facsimile. Securities and Guaranties bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Managing Trustee or the Guarantor shall bind the Issuer or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed on behalf of the Issuer (with the Guaranty endorsed thereon executed by the Guarantor) to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

(c) At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect to the Securities of any series, the Issuer may deliver Exchange Securities of such series executed by the Issuer (with the Guaranty endorsed thereon executed by the Guarantor) together with an Issuer Order for the authentication and delivery of such Exchange Securities and a like principal amount of Initial Securities of such series for cancellation in accordance with Section 3.10, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Exchange Securities.

(d) The Trustee shall be entitled to receive, prior to the authentication and delivery of the Securities of any series, the supplemental indenture, the Board Resolution or Officer’s Certificate by or pursuant to which the terms and form of such Securities have been approved (and, if such terms and form are approved pursuant to a Board Resolution, the Officer’s Certificate regarding such terms and form) and an Opinion of Counsel stating that:

(i) the forms and terms of such Securities have been established in conformity with the provisions of this Indenture;

(ii) in the event that the forms or terms of such Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture have been duly authorized by all necessary action of each of the Issuer and the Guarantor and by all necessary governmental action, such supplemental indenture has been duly executed and delivered by the Issuer and the Guarantor and, assuming due authorization by the Trustee, is a legal, valid and binding obligation of each of the Issuer and the Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to possible judicial action giving effect to governmental action or foreign laws affecting creditors’ rights;

(iii) the execution and delivery of such Securities, including the Guaranty endorsed thereon, have been duly authorized by all necessary action of each of the Issuer and the Guarantor and by all necessary governmental action and such Securities have been duly executed by the Issuer, and the Guaranties endorsed thereon have been duly executed by the Guarantor, and, assuming due authentication by the Trustee and delivery by the Issuer and the Guarantor, the Securities are the legal, valid and binding obligations of the Issuer and the Guaranties are the legal, valid and binding obligations of the Guarantor, enforceable in each case in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to possible judicial action giving effect to governmental action or foreign laws affecting creditors’ rights;

(iv) the amount of Securities Outstanding of such series, together with the amount of such Securities, does not exceed any limit established under the terms of this Indenture on the amount of Securities of such series that may be authenticated and delivered; and

(v) such other matters as the Trustee may reasonably request.

Notwithstanding any contrary provision herein, if the Issuer and Guarantor shall establish pursuant to Section 2.02 that the Securities of a series may be originally issued from time to time, it shall not be necessary to deliver the Board Resolution, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to this Section or Section 1.02 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

(e) Each Bearer Security shall be dated the date from which any interest on the Securities of such series first begins to accrue and each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for below executed by the Trustee by manual signature of one of its Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By
Authorized Officer

SECTION 3.03. Temporary Securities.

If so indicated in the Officer’s Certificate or supplemental indenture with respect to Securities of a series, the Issuer may (and, if such Officer’s Certificate or supplemental indenture so requires, the Issuer shall) execute temporary Securities representing the Securities of such series, and the Guarantor may (and, if such Officer’s Certificate or supplemental indenture so requires, the Guarantor shall) execute the Guaranty endorsed thereon. Such temporary Securities shall be authenticated and delivered in accordance with the provisions of Section 3.02. Such temporary Securities may be in global form. Any temporary Securities of a series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such series, except as provided herein or therein. Unless otherwise provided herein and therein, temporary Securities of a series shall be exchangeable for definitive Securities or a Permanent Global Bearer Security of such series, as specified in the applicable Officer’s Certificate or supplemental indenture; and upon the surrender for exchange of temporary Securities of a series which are so exchangeable, the Issuer shall execute a like aggregate principal amount of definitive Securities or a Permanent Global Bearer Security of such series of like tenor, and the Guarantor shall execute the Guaranty endorsed thereon. Such definitive Securities or Permanent Global Security shall be authenticated and delivered in accordance with the provisions of Section 3.05, in exchange for such temporary Securities of such series. The Issuer shall pay all charges, including (without limitation) stamp and other taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities or a Permanent Global Bearer Security. All temporary Securities shall be identified as such and shall describe the right, if any, of the Holder thereof to effect an exchange for definitive Securities or a Permanent Global Bearer Security and the manner in which such an exchange may be effected.

SECTION 3.04. Book-Entry Securities; Bearer Securities.

(a) U.S. Global Securities. The Issuer may issue Securities represented, in whole or in part, by a Global Security that is deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”) or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or to such other accounts as they may direct) (a “U.S. Global Security”). Only Registered Securities may be issued in the form of a U.S. Global Security. This Section 3.04(a) shall apply to all U.S. Global Securities.

(i) If the Issuer and the Guarantor shall establish in the Officer’s Certificate or supplemental indenture for any series of Securities that such Securities are to be issued in whole or in part in the form of one or more U.S. Global Securities, then the Issuer shall execute, and the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver in accordance with Section 3.02, one or more U.S. Global Securities that (A) shall be registered in the name of the U.S. Depositary or its nominee, (B) shall be delivered by the Trustee to the U.S. Depositary or pursuant to the U.S. Depositary’s instructions and (C) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN.”

“THIS SECURITY IS A U.S. GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS U.S. GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 3.05(a) OF THE INDENTURE [INCLUDE IF AN INITIAL SECURITY: AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.05(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS U.S. GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 3.05(b)OF THE INDENTURE.”]

(ii) Neither any members of, or participants in, a U.S. Depositary (“Agent Members”) nor any other persons on whose behalf Agent Members may act (including Euroclear and Clearstream, Luxembourg and account holders and participants therein) shall have any rights under this Indenture with respect to any U.S. Global Security registered in the name of such U.S. Depositary or any nominee thereof, or under any such U.S. Global Security, and such U.S. Depositary or nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer, the Guarantor or the Trustee as the absolute owner and holder of such U.S. Global Security (including all Securities represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such U.S. Depositary or such nominee, as the case may be, or impair, as between such U.S. Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

(iii) Any Securities offered and sold in reliance on Regulation S may be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Securities represented thereby (or to such other accounts as they may direct); provided that upon such deposit all such accounts are maintained at or through Euroclear or Clearstream, Luxembourg. Each such U.S. Global Security, initially and until such time as the Restricted Period with respect to such Security has ended, shall be deemed to be a “Regulation S Global Security” and, thereafter, shall be deemed to be an “Unrestricted Global Security.” The aggregate principal amount of each Regulation S Global Security and Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary therefor, as provided herein.

(iv) Any Securities offered and sold in reliance on Rule 144A may be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Securities represented thereby (or to such other accounts as they may direct). Each such U.S. Global Security shall be deemed to be a “Restricted Global Security”. The aggregate principal amount of each Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary, as provided herein.

(v) Exchange Securities that are issued in exchange for Initial Securities that are represented by a U.S. Global Security shall also be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary. Exchange Securities shall not contain restrictions on transfers.

(vi) Any Securities offered and sold pursuant to an effective registration statement filed with the Commission may be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Securities represented thereby (or to such other accounts as they may direct). Such Securities shall not contain restrictions on transfer.

(b) International Global Securities. The Issuer may issue Securities represented, in whole or in part, by a Security in definitive or temporary global form that is deposited with or on behalf of a common depositary located outside the United States (a “Common Depositary”), for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or to such other accounts as they may direct); provided that all such accounts are maintained at or through Euroclear or Clearstream, Luxembourg (an “International Global Security”). Registered Securities and Bearer Securities may be issued in the form of an International Global Security. This Section 3.04(b) shall apply to all International Global Securities.

(i) If the Issuer and the Guarantor shall establish in the Officer’s Certificate or supplemental indenture for any series of Securities that such Securities are to be issued in whole or in part in the form of one or more International Global Securities, then the Issuer shall execute one or more International Global Securities that (A) if issued in registered form, shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Trustee to the Common Depositary or pursuant to the Common Depositary’s instructions, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall arrange for the authentication and delivery of such International Global Securities.

(ii) Neither any members of, or participants in, a Common Depositary (“Member Organizations”) nor any other persons on whose behalf Member Organizations may act shall have any rights under this Indenture with respect to any International Global Security registered in the name of, or held by, such Common Depositary or any nominee thereof, or under any such International Global Security, and such Common Depositary or nominee, as the case may be, may be treated by the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee as the absolute owner and holder of such International Global Security (including all Securities represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Common Depositary or such nominee, as the case may be, or impair, as between such Common Depositary, its Member Organizations and any other person on whose behalf a Member Organization may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

(iii) If all Securities represented by an International Global Security have been offered and sold in reliance upon Regulation S, such International Global Security may be designated, pursuant to the applicable Officer’s Certificate or supplemental indenture, as a “Regulation S Global Security” subject to such procedures regarding exchanges and transfers as may be established in accordance with Section 3.05(b).

(c) Bearer Securities. This Section 3.04(c) shall apply to all Bearer Securities.

(i) Each Bearer Security shall initially be represented only in the form of one or more Securities in temporary global form without interest coupons attached (each, a “Temporary Global Bearer Security”), which shall be deposited with or on behalf of a Common Depositary, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or to such other accounts as they may direct); provided that all such accounts shall be maintained at or through Euroclear or Clearstream, Luxembourg. Notwithstanding the foregoing, if indicated in the applicable Officer’s Certificate or supplemental indenture, Bearer Securities with a maturity not exceeding one year from the date of issue may initially be represented by one or more Bearer Securities in permanent global form without interest coupons attached (each, a “Permanent Global Bearer Security”). No Bearer Security shall be mailed or otherwise delivered in connection with its sale during the applicable Restricted Period to any location in the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (collectively, the “United States”). Temporary Global Bearer Securities and Permanent Global Bearer Securities are International Global Securities.

(ii) Each Temporary Global Bearer Security will be exchangeable for definitive Bearer Securities, interests in a Permanent Global Bearer Security or definitive Registered Securities, as provided pursuant to the applicable Officer’s Certificate or supplemental indenture relating to the series of which such Security is a part; provided that no Temporary Global Bearer Security or portion thereof may be exchanged for any definitive Bearer Security or an interest in a Permanent Global Bearer Security until (A) on or after the 40th day after the issue date of such Security (the “Exchange Date”) and (B) with respect to each beneficial interest in the portion of such Temporary Global Bearer Security to be so exchanged, (1) the Member Organization through which such beneficial interest is held has delivered to Euroclear or Clearstream, Luxembourg, as the case may be, a certificate substantially in the form of Exhibit F hereto (or such other form as may be established by the Issuer and the Guarantor) and (2) Euroclear or Clearstream,

Luxembourg, as the case may be, has delivered to the Trustee a certificate in substantially the form of Exhibit G hereto (or such other form as may be established by the Issuer and the Guarantor).

Upon the exchange of any portion of a Temporary Global Bearer Security for definitive Securities or interests in a Permanent Global Bearer Security, such Temporary Global Bearer Security shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such Temporary Global Bearer Security shall in all respects be entitled to the same benefits under this Indenture as the definitive Securities or Permanent Global Bearer Security that may be authenticated and delivered hereunder in exchange therefor, except with respect to the payment of interest as described in paragraph (iii) of this Section 3.04(c).

(iii) No interest payable in respect of any beneficial interest in a Temporary Global Bearer Security shall be paid until the certification requirements set forth in Section 3.04(c)(ii)(B)(1) and (2) above have been satisfied with respect to such beneficial interest. Delivery of the certificate contemplated by Section 3.04(c)(ii)(B)(1) above by a Member Organization shall constitute an irrevocable instruction by such Member Organization to Euroclear or Clearstream, Luxembourg, as the case may be, to exchange, on the applicable Exchange Date, the beneficial interest covered by such certificate for such definitive Securities or an interest in a Permanent Global Bearer Security as such Member Organization may specify consistently with the applicable Officer’s Certificate or supplemental indenture (or, if no such specification is made, for definitive Bearer Securities, unless only an interest in a Permanent Global Bearer Security or definitive Registered Securities are issuable on such exchange, in which case for such interest or definitive Registered Securities, as the case may be).

(d) Legends. Securities of a series shall be stamped or otherwise imprinted with such legends, if any, as contemplated by the forms of Securities attached as Exhibits A, B, C and D hereto or as provided in the applicable Officer’s Certificate or supplemental indenture with respect to Securities of such series or pursuant to Section 3.04(a) or 3.01(c) hereof. Any legends so provided may be removed as provided in the Officer’s Certificate or supplemental indenture or pursuant to Section 3.05(c) hereof.

SECTION 3.05. Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Legends.

(a) Registration, Registration of Transfer and Exchange Generally. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security at an office or agency of the Issuer designated pursuant to Section 10.02 for such purpose, the Issuer shall execute one or more new Registered Securities of any authorized denominations and of a like aggregate principal amount, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, such new Registered Securities.

At the option of the Holder, and subject to the other provisions of this Section, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount and tenor and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency; provided that Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Securities are so surrendered for exchange, the Issuer shall execute the Securities which the Holder making the exchange is entitled to receive, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver such Securities.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and subject to the other provisions of this Section, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Bearer Security surrendered for exchange for other Securities of such series shall have attached thereto all unmatured coupons and all matured coupons in default appertaining thereto. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Guarantor or the Trustee) be accompanied by a written instrument of transfer in form satisfactory to the Guarantor and the Security Registrar executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Guarantor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than any United States or Mexican stamp tax or other governmental charge payable in connection with exchanges pursuant to Section 3.03, 3.04, 9.06 or 11.08 not involving any transfer or exchanges pursuant to a Registration Rights Agreement.

The provisions of clauses (1), (2), (3), (4), (5) and (6) below shall apply only to U.S. Global Securities unless otherwise provided in the applicable Officer’s Certificate or supplemental indenture:

(1) Each U.S. Global Security authenticated under this Indenture shall be registered in the name of the U.S. Depositary designated for such U.S. Global Security or a nominee thereof and delivered to such U.S. Depositary or a nominee thereof or custodian therefor, and each such U.S. Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no U.S. Global Security may be exchanged (except at the option of the Issuer subject to Applicable

Procedures) in whole or in part for Securities registered, and no transfer of a U.S. Global Security in whole or in part may be registered, in the name of any Person other than the U.S. Depositary for such U.S. Global Security or a nominee thereof, unless (A) such U.S. Depositary has notified the Guarantor that it is unwilling or unable to continue as U.S. Depositary for such U.S. Global Security or has ceased to be a clearing agency registered under the Exchange Act, and a successor U.S. Depositary is not appointed by the Guarantor within 90 days after the Guarantor receives notice from the U.S. Depositary to that effect or (B) the Guarantor executes and delivers to the Trustee an Officer’s Certificate stating that such U.S. Global Security shall be so exchangeable.

(3) Subject to clause (2) above, any exchange of a U.S. Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a U.S. Global Security or any portion thereof shall be registered in such names as the U.S. Depositary for such U.S. Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a U.S. Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a U.S. Global Security, unless such Security is registered in the name of a Person other than the U.S. Depositary for such U.S. Global Security or a nominee thereof.

(5) The U.S. Depositary or its nominee, as registered owner of a U.S. Global Security, shall be the Holder of such U.S. Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a U.S. Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a U.S. Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the U.S. Depositary or its nominee or its Agent Members and such owners of beneficial interests in a U.S. Global Security shall not be considered the owners or holders thereof.

(6) In the event the Securities are issued as U.S. Global Securities with the U.S. Depositary: (i) the Trustee may deal with the U.S. Depositary as the authorized representative of the Holders; (ii) the rights of the Holders shall be exercised only through the U.S. Depositary and shall be limited to those established by law and agreement between the Holders and the U.S. Depositary and/or direct participants of the U.S. Depositary; (iii) the U.S. Depositary will make book-entry transfers among the direct participants of the U.S. Depositary and will receive and transmit distributions of the principal of and premium, if any, and interest on the Securities to such direct participants; and (iv) the direct participants of the U.S. Depositary shall have no rights under this Indenture under or with respect to any of the Securities held on their behalf by the U.S. Depositary, and the U.S. Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Securities for all purposes whatsoever.

An International Global Security may be exchanged, in whole or from time to time in part, for other Securities of such series, which may be issued as International Global

Securities or in non-global form, all if and as established pursuant to the applicable Officer’s Certificate or supplemental indenture and the Securities and this Indenture. Any International Global Security to be so exchanged shall be surrendered to the Trustee for exchange; provided that, if such Security so provides and is to be exchanged in part only, then, in lieu of such surrender, the principal amount thereof may be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment on the records of the Trustee (and, if so contemplated by such Security, any appropriate notation made on such Security). Upon any such surrender or adjustment, the Trustee shall arrange for the authentication and delivery, in exchange for each portion of such International Global Security to be exchanged and without charge to the holders, of an equal aggregate principal amount of Bearer Securities and/or Registered Securities of the same series of authorized denominations and of like tenor as such portion, in such combination thereof as shall be communicated to the Trustee by Euroclear or Clearstream, Luxembourg, and, if in registered form, registered in such name as may be so communicated to the Trustee. With respect to any remaining portion of an International Global Security so surrendered for partial exchange, the Trustee shall arrange for the authentication and delivery, in exchange for such remaining portion and without charge to the holder, of a new International Global Security of the same series and of like tenor and form having an equal principal amount.

(b) Certain Transfers and Exchanges of Restricted Securities and Regulation S Securities. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of beneficial interests in U.S. Global Securities shall be made only in accordance with this paragraph (b). Transfers and exchanges subject to this paragraph (b) shall also be subject to the other provisions of this Indenture that are not inconsistent with this paragraph (b). Nothing in this paragraph (b) shall be deemed to apply to the transfer and exchange of Exchange Securities or Securities from which the legends have been removed (and not reinstated) pursuant to paragraph (c) of this Section.

(i) Restricted Global Security to Regulation S Global Security. If Securities of the same series and like tenor are issued in the form of a Restricted Global Security and a Regulation S Global Security, and if the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security of the same series and like tenor, such holder may, subject to the rules and procedures of the U.S. Depositary therefor, Euroclear and Clearstream, Luxembourg (the “Applicable Procedures”), transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Security in accordance with this clause (i). Upon receipt by the Trustee, as Security Registrar, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to such Agent Member’s account a beneficial interest in such Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be transferred, (B) a written order given by the holder of such beneficial interest in accordance with the Applicable Procedures containing information regarding the Agent Member’s account to be credited with such increase and the name of such account, and (C) a certificate in substantially the form of Exhibit H hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and pursuant to and in accordance with Regulation S, the Trustee shall instruct the U.S. Depositary to reduce or reflect on its records a reduction of such Restricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so transferred and the Trustee shall instruct the U.S. Depositary concurrently with such reduction, to increase or reflect on its records an increase in the principal amount of such Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Global Security equal to the reduction in the principal amount of such Restricted Global Security.

(ii) Transfer or Exchange from Restricted Global Security to Unrestricted Global Security. If Securities of the same series and like tenor are issued in the form of a Regulation S Global Security and a Restricted Global Security, and if a holder of a beneficial interest in the Restricted Global Security deposited with the U.S. Depositary wishes at any time to exchange its interest in such Restricted Global Security for an interest in the Unrestricted Global Security of the same series and like tenor, or to transfer its interest in such Restricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Unrestricted Global Security of the same series and like tenor, such holder may, subject to the Applicable Procedures, exchange or cause the exchange, or transfer or cause the transfer, of such interest for an equivalent beneficial interest in such Unrestricted Global Security in accordance with this clause (ii). Upon receipt by the Trustee, as Security Registrar, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member’s account, a beneficial interest in such Unrestricted Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged or transferred, (B) a written order given by the holder of such beneficial interest in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such increase, and (C) a certificate in substantially the form of Exhibit I hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and (1) that such transfer or exchange has been made pursuant to and in accordance with Regulation S or (2) that the Security being exchanged or transferred is being exchanged or transferred in a transaction permitted by and in accordance with Rule 144 under the Securities Act, the Trustee shall instruct the U.S. Depositary to reduce or reflect on its records a reduction of such Restricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction, to increase or reflect on its records an increase in the principal amount of such Unrestricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Security equal to the reduction in the principal amount of such Restricted Global Security.

(iii) Transfer or Exchange from Regulation S Global Security or Unrestricted Global Security to Restricted Global Security. If Securities of the same series and like tenor are issued in the form of a Regulation S Global Security and a Restricted Global Security, and if a holder of a beneficial interest in the Regulation S Global Security or the Unrestricted Global Security deposited with the U.S. Depositary wishes at any time to exchange its interest in such Regulation S Global Security or Unrestricted Global Security for an interest in the Restricted Global Security of the same series and like tenor, or to transfer its interest in such Regulation S Global Security or Unrestricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security of the same series and like tenor, such holder may, subject to the Applicable Procedures, exchange or cause the exchange, or transfer or cause the transfer, of such interest for an equivalent beneficial interest in such Restricted Global Security in accordance with this clause (iii). Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in such Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security or such Unrestricted Global Security to be exchanged or transferred, such instructions to contain information regarding the Agent Member’s account with the U.S. Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Global Security, information regarding the Agent Member’s account with the U.S. Depositary to be debited with such decrease, and (B) with respect to an exchange or transfer of an interest in such Regulation S Global Security (but not such Unrestricted Global Security) for an interest in the Restricted Global Security, a certificate in substantially the form of Exhibit J hereto given by the holder of such beneficial interest and stating that the person transferring such interest in such Regulation S Global Security reasonably believes that the person acquiring such interest in the Restricted Global Security is acquiring such interest for its own account or accounts as to which it exercises sole investment discretion and each such person and each such account is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Trustee shall instruct the U.S. Depositary to reduce or reflect in its records a reduction of such Regulation S Global Security or such Unrestricted Global Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Global Security or Unrestricted Global Security to be exchanged or transferred, and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction, to increase or reflect in its records an increase in the principal amount of such Restricted Global Security by the aggregate principal amount of the beneficial interest in such Regulation S Global Security or such Unrestricted Global Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Security equal to the reduction in the principal amount of such Regulation S Global Security or such Unrestricted Global Security, as the case may be.

(iv) Other Transfers or Exchanges. In the event that a Registered Global Security is exchanged for definitive Registered Securities, such Securities may be exchanged, as specified in the relevant Officer’s Certificate or supplemental indenture, or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (iii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Guarantor and the Trustee, and any Applicable Procedures.

(v) International Global Securities. If all Securities represented by an International Global Security deposited with a Common Depositary are offered and sold outside the United States in accordance with Regulation S, such International Global Security may be designated in the applicable Officer’s Certificate or supplemental indenture as a Regulation S Global Security. In such event, the procedures for transfer of beneficial interests in Regulation S Global Securities, Unrestricted Global Securities and Restricted Global Securities set forth in this Section 3.05(b) shall, if so established in the applicable Officer’s Certificate or supplemental indenture, apply to such International Global Security, with such modifications as may be necessary to reflect the involvement of the Common Depositary and similar matters, all as may be established in the applicable Officer’s Certificate or supplemental indenture.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05(b). Each of the Issuer and the Guarantor (at its own expense) shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Trustee.

(c) Legends. If any Security is issued upon the transfer, exchange or replacement of another Security that does not bear a legend setting forth restrictions on transfer that are intended to ensure compliance with the Securities Act (the “Legend”), the Security so issued shall not bear the Legend. If any Security is issued upon the transfer, exchange or replacement of another Security bearing the Legend, or if a request is made to remove the Legend on any Security, the Security so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless (i) such Securities (or beneficial interests) are exchanged in an Exchange Offer; (ii) such Securities (or beneficial interests) are transferred pursuant to a Registration Statement; or (iii) in connection with such transfer, exchange or replacement there is delivered to the Issuer and the Guarantor such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably required by the Guarantor that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Guarantor, shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does or do not bear the Legend. If such a Legend required for a Restricted Security has been removed from such Security as provided above, it shall not be a Restricted Security and no other Security issued in exchange for all or any part of such Security shall bear the Legend, unless the Guarantor has reasonable cause to believe that such other Security is a “restricted security” within the meaning of Rule 144 under the Securities Act (or any successor provision) and instructs the Trustee in writing to cause a legend to appear thereon. If the Legend is removed from the face of a Security and it is subsequently held by an Affiliate of the Issuer or the Guarantor, the Legend shall be reinstated.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security of any series is surrendered to the Trustee, the Issuer shall execute a new Security of such series of like tenor and principal amount and bearing a number not contemporaneously Outstanding, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver such new Security in exchange for such mutilated Security.

If there shall be delivered to the Issuer, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security of any series and the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously Outstanding, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver such new Security in lieu of any such destroyed, lost or stolen Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and (as to the Guaranty thereof) the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07. Payment of Interest; Interest Rights Preserved.

(a) In respect of any series of Registered Securities, interest on any Security which is payable other than at Maturity, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In respect of any series of Registered Securities, interest payable at Maturity shall be payable to the Person to whom the principal thereof is payable.

Any interest on any Registered Security of any series which is payable other than at Maturity, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer and the Guarantor of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders of Securities of such series in accordance with Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security (except that Exchange Securities shall not be entitled to Additional Interest).

(b) Any interest on Bearer Securities of a series shall be payable by check or wire transfer upon presentation of the relevant Permanent Global Bearer Security or surrender of the applicable coupon, if any, and principal of (and premium, if any, on) Bearer Securities of such series shall be payable by check or wire transfer upon surrender of such Securities, at such offices or agencies of the Trustee or any paying agent outside the United States as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Trustee in writing, or additionally or alternatively, in such other manner as may be set forth or provided for in the Securities of such series. No such check which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. The Trustee and each other Paying Agent shall not, and the Issuer shall not instruct the Trustee or any Paying Agent to, make such payments on Bearer Securities of a series at an office or agency located in the United States unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Trustee and of each Paying Agent outside the United States appointed and maintained by the Issuer in accordance with Section 10.02 hereof is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

(c) Each of the Issuer and the Guarantor shall have the right reasonably to require a holder of a Security, as a condition of payment of the principal of or any premium or interest on such Security, to present at such place as the Issuer or the Guarantor, as the case may be, shall designate a certificate to the Issuer, the Guarantor and the Trustee in such form as the Guarantor may from time to time prescribe to enable the Issuer and the Guarantor to determine their respective duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Guarantor, the Trustee or any withholding agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of any jurisdiction or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Issuer and the Guarantor shall be entitled to determine their respective duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate, or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation, and shall be entitled to act in accordance with such determination; provided that neither the Issuer nor the Guarantor shall be entitled to withhold all or any part of any such payment except as required by applicable law or regulation.

The Trustee and each such withholding agent shall retain each certificate received by it and relating to the Securities of a series for so long as any Security of such series is outstanding and in no event for less than four years after its receipt, and for such additional period thereafter as such certificate may become material in the administration of applicable tax laws.

(d) With respect to any series of Securities that is listed on the Luxembourg Stock Exchange and bears interest at a floating rate, the Trustee shall notify the Luxembourg Stock Exchange of the Interest Payment Dates for such Securities, the applicable interest rate and the amount of interest payable on each Interest Payment Date by no later than the beginning of the relevant Interest Reset Date (as defined in such Securities) relating to such Securities.

SECTION 3.08. Additional Amounts.

(a) The Issuer, or, in the case of a payment by the Guarantor or a Subsidiary Guarantor, such Guarantor or Subsidiary Guarantor, will pay to the Holders of the Securities of each series such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Issuer, the Guarantor or a Subsidiary Guarantor on the Securities, the Guaranties or the Subsidiary Guaranties, as the case may be, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Mexico or any political subdivision or taxing authority thereof or therein (“Mexican Withholding Taxes”) will not be less than the amount then due and payable on the Securities. The foregoing obligation to pay Additional Amounts, however, will not apply to:

(1) any Mexican Withholding Taxes which would not have been imposed or levied on a Holder of Securities but for the existence of any present or former connection between such Holder and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder of Securities (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Securities or related Guaranties or Subsidiary Guaranties;

(2) except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge;

(3) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder of such Securities to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first Interest Payment Date with respect to which the Issuer, the Guarantor or any Subsidiary Guarantor shall apply this clause (3) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first Interest Payment Date subsequent to such change, the Issuer, the Guarantor or a Subsidiary Guarantor, as the case may be, shall have notified the Trustee, in writing, that such Holders will be required to provide such certification, identification, information or documentation, declaration or other reporting;

(4) any Mexican Withholding Taxes imposed at a rate in excess of 4.9%, in the event that such Holder has failed to provide on a timely basis, at the reasonable request of the Issuer, information or documentation (not described in clause (3) above) concerning such Holder’s eligibility, if any, for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes under any such treaty;

(5) any Mexican Withholding Taxes that would not have been so imposed but for the presentation of such Security by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(6) any payment to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security; or

(7) any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union.

(b) Notwithstanding the foregoing, the limitations on the Issuer’s, the Guarantor’s and the Subsidiary Guarantors’ obligation to pay Additional Amounts set forth in clauses (3) and (4) of paragraph (a) above will not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (3) and (4) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice. In addition, the limitations on the Issuer’s, the Guarantor’s and the Subsidiary Guarantors’ obligation to pay Additional Amounts set forth in clauses (3) and (4) of paragraph (a) above shall not apply if Article 195, Section II, paragraph a) of the Mexican Income Tax Law, or a substantially similar successor of such provision is in effect, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (3) and (4) is expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) (or a substantially similar successor of such provision), the Issuer, the Guarantor or the applicable Subsidiary Guarantor cannot obtain such certification, identification, information, documentation, declaration or evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Issuer, the Guarantor or the applicable Subsidiary Guarantor otherwise would meet the requirements for application of Article 195, Section II, paragraph a) (or such successor of such provision) or (ii) in the case of a Holder or a beneficial owner of a Security that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Article 195, Section II, paragraph a) if the information, documentation or other evidence required under clause (4) of paragraph (a) above were provided. In addition, clauses (3) or (4) of paragraph (a)

above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other Holder or beneficial owner of this Security register with the Secretaría de Hacienda y Crédito Publico (the “Ministry of Finance and Public Credit”) for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

(c) The Issuer, the Guarantor or the applicable Subsidiary Guarantor will, upon written request, provide the Trustee, the Holders and the Paying Agents with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Issuer, the Guarantor or such Subsidiary Guarantor has withheld or deducted in respect of any payments made under or with respect to this Security, the Guaranty or the Subsidiary Guaranty, as the case may be.

(d) Any reference in this Indenture, the Securities, the Guaranties or the Subsidiary Guaranties to principal, interest, Redemption Price or any other amount payable under or with respect to the Securities, the Guaranties or the Subsidiary Guaranties will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this Section and express mention of Additional Amounts in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof and thereof where such express mention is not made.

(e) In the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of a Security and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting the Securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer, the Guarantor or the applicable Subsidiary Guarantor, as the case may be. By making such assignment, however, the Holder or beneficial owner makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit, and such Holder or beneficial owner incurs no other obligation with respect thereto.

SECTION 3.09. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Guarantor, the Subsidiary Guarantors, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

The Trustee, the Issuer, the Guarantor, the Subsidiary Guarantors and any agent of any of them may deem and treat the bearer of any Bearer Security or coupon appertaining thereto as the owner thereof for all purposes thereunder and under this Indenture.

SECTION 3.10. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and shall be promptly canceled by it. The Issuer or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or the Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary practices and procedures in effect from time to time.

SECTION 3.11. Assumption by Guarantor.

The Guarantor may, without the consent of the Holders, directly assume all of the covenants, agreements, rights and obligations of the Issuer hereunder with respect to any series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default shall have occurred and be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such series.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities, indemnities or other benefits herein expressly provided for) with respect to a series of Securities, and the Trustee, on demand of and at the expense of the Guarantor, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable and the

Issuer or the Guarantor has deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit;

(2) the Issuer and the Guarantor have paid or caused to be paid all other sums payable hereunder by the Issuer and the Guarantor; and

(3) the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantor to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 5.01. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) Non-Payment: default is made in payment of principal (or any part thereof) of or any interest on any Security of such series when due and such failure continues, in the case of non-payment of principal for seven days, and of interest for fourteen days after the due date; or

(b) Breach of Other Obligations: the Issuer or the Guarantor defaults in performance or observance of or compliance with any of its other obligations set out in any Security of such series or (insofar as it concerns such Securities) this Indenture, which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such default shall have been given to the Issuer, the Guarantor and the Subsidiary Guarantors by the Trustee; or

(c) Cross-Default: default by the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries in the payment of principal of, or interest on, any Public External Indebtedness of, or guaranteed by, the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries, in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

(d) Enforcement Proceedings: a distress or execution or other legal process is levied or enforced or sued out upon or against any substantial part of the property, assets or revenues of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries and is not discharged or stayed within 60 days of having been so levied, enforced or sued out; or

(e) Security Enforced: an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or of any of them or any of their respective Material Subsidiaries; or

(f) Insolvency: the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries becomes insolvent or is generally unable to pay its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator, or receiver or similar officer of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries or the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries or takes any proceeding, under any law for a readjustment or deferment of its obligations or any part of them for insolvency, bankruptcy, reorganization, dissolution or liquidation or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors or stops or threatens to cease to carry on its business or any substantial part of its business; or

(g) Winding up: an order is made or an effective resolution passed for winding up the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries; or

(h) Moratorium: a general moratorium is agreed or declared in respect of any External Indebtedness of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries; or

(i) Authorization and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under, the Securities of such series and this Indenture, (ii) to enable the Guarantor lawfully to enter into, exercise its rights and perform and comply with obligations under, this Indenture and the Subsidiary Guaranty in relation to the Securities of such series, (iii) to enable any of the Subsidiary Guarantors lawfully to enter into, perform and comply with its obligations under the Subsidiary Guaranty in relation to the Securities of such series and (iv) to ensure that those obligations are legally binding and enforceable, is not taken, fulfilled or done within 30 days of its being so required; or

(j) Illegality: it is or becomes unlawful for (i) the Issuer to perform or comply with one or more of its obligations under any of the Securities of such series or this Indenture, (ii) the Guarantor to perform or comply with any of its obligations under this Indenture, the Guaranties or the Subsidiary Guaranty with respect to the Securities of such series or (iii) the Subsidiary Guarantors or any of them to perform or comply with one or more of its obligations under the Subsidiary Guaranty with respect to the Securities of such series or the Indenture; or

(k) Control: the Guarantor ceases to be a decentralized public entity of the Government or the Government otherwise ceases to control the Guarantor or any Subsidiary Guarantor; or the Issuer, the Guarantor or any of the Subsidiary Guarantors is dissolved, disestablished or suspends its respective operations, and such dissolution, disestablishment or suspension of operations is material in relation to the business of the Issuer, the Guarantor and the Subsidiary Guarantors taken as a whole; or the Guarantor and the Subsidiary Guarantors cease to be the entities which have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, or the Issuer ceases to be controlled by the Guarantor; or

(l) Disposals:

(i) the Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) other than (x) solely in connection with the implementation of the Organic Law or (y) to a Subsidiary Guarantor; or

(ii) any Subsidiary Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) and such cessation, sale, transfer or other disposal is material in relation to the business of the Guarantor and the Subsidiary Guarantors taken as a whole; or

(m) Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (d) to (g) above; or

(n) Guaranties: the Guaranty or the Subsidiary Guaranty is not (or is claimed by the Guarantor or any of the Subsidiary Guarantors not to be) in full force and effect.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any series of Securities occurs and is continuing, then and in every such case the Trustee, if so requested in writing by the Holders of not less than 20% in principal amount of the Outstanding Securities of that series shall declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of, and accrued interest on, all the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer, the Guarantor and the Subsidiary Guarantors, and upon any such declaration the same shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that series, other than the non-payment of the principal of

Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If the Securities of any series provide that an amount other than the face amount thereof will be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, then for purposes of this Section 5.02 the principal amount of such Securities shall be deemed to be such amount as shall be due and payable upon the acceleration of the maturity thereof, except as may otherwise be provided with respect to such Securities pursuant to Section 2.02, and payment of such amount, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Securities.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if

(1) default is made in the payment of any interest on any of the Securities of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any of the Securities of any series at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on all Securities of such series for principal and any premium and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in the Securities of such series, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable and duly documented costs and expenses of collection, including the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer, the Guarantor, any Subsidiary Guarantor (or any other obligor upon the Securities of any series), its property or its creditors, the Trustee shall be entitled and empowered (but not required), by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders of such Securities and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of such Securities, to pay to the Trustee any amount due it for the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of such Securities any plan of reorganization, arrangement, adjustment or composition affecting such Securities, Guaranties or Subsidiary Guaranties or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of such Securities in any such proceeding.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of or interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Issuer or, to the extent that such money was provided by the Guarantor or a Subsidiary Guarantor, to such Guarantor or Subsidiary Guarantor, and their respective successors and assigns.

Section 5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 20% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08. Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) (as such Security may be amended or modified pursuant to Section 9.02) and to institute suit for the enforcement of any such payment, and, except as provided in Section 9.02, such rights shall not be impaired without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, provided that a default

(1) in the payment of the principal of or premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof the modification of which would constitute a Reserved Matter,

may be waived only by a percentage of Holders of Outstanding Securities of such series that would be sufficient to effect a modification, amendment, supplement or waiver of such matter under Article Nine.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or the Guarantor.

SECTION 5.15. Waiver of Stay or Extension Laws.

Each of the Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of them (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01. Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Trust Indenture Act.

SECTION 6.02. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, and if such default is actually known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided that except in the case of any default of the character specified in Section 5.01(a), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that, in the case of any default of the character specified in Section 5.01(c), no such notice to Holders shall be given until after the grace period, if any, applicable to such default has run. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein specifically prescribed) or, in the case of a request or direction of the Issuer or Guarantor, an Issuer Request or Issuer Order or Guarantor Request or Guarantor Order, respectively, and any resolution of the Board of Directors of the Guarantor may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee shall be entitled to receive (unless other evidence be herein specifically prescribed) and may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its own choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document or to inquire into the compliance by the Issuer or the Guarantor with the covenants in Article Ten, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it with the prior written consent of the Guarantor and monitored with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any failure by such agent to perform its delegated duties;

(8) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(9) the Trustee shall not be charged with knowledge of any default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such event or (b) a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer, the Guarantor or a Holder;

(10) no permissive power or authority available to the Trustee shall be construed as a duty;

(11) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts;

(12) the Trustee shall have no obligation to invest in and reinvest any cash held in the absence of timely and specific written investment direction from the Issuer; in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon; and the Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction; and

(13) neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Trustee’s gross negligence, bad faith, or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 6.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 6.07. Compensation and Reimbursement.

The Issuer and the Guarantor agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuer, the Guarantor and the Trustee from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and duly documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and duly documented compensation and the reasonable and duly documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify the Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any and all loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable and duly documented costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the benefit of the Holders of particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default as set forth in Sections 5.01(f), (g) or (h), such expenses (including the reasonable and duly documented fees and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditor’s rights generally. The compensation and indemnification obligations of the Issuer and the Guarantor set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination and discharge of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.08. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 6.09. Corporate Trustee Required; Eligibility .

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S. $50,000,000 and is subject to supervision or examination by Federal, State or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to one or more series of Securities by giving written notice thereof to the Issuer and the Guarantor. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee with respect to any series of Securities may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee, the Issuer and the Guarantor.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.08 with respect to the Securities of any series after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any Holder of the Securities of any series, or

(3) the Trustee shall become incapable of acting with respect to the Securities of any series or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Guarantor may remove the Trustee with respect to the applicable series of Securities (or all series, if required), or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Guarantor shall promptly appoint a successor Trustee with respect to the applicable series of Securities. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an Act of the Holders of a majority in principal amount of the Outstanding Securities of the applicable series delivered to the Issuer, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Securities of the applicable series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of the Securities of the applicable series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Issuer, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver such authenticated Securities with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13. Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Issuer, the Guarantor or any Subsidiary Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer, the Guarantor or such Subsidiary Guarantor (or any such other obligor).

SECTION 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate the Securities of one or more series issued upon original issue and upon exchange, registration of transfer or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Issuer and the Guarantor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S. $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for the Securities of any series may resign at any time by giving written notice thereof to the Trustee, the Issuer and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Issuer and the Guarantor. Upon receiving such a notice of resignation or upon such a termination of an Authenticating Agent for the Securities of any series, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent for the Securities of such series which shall be acceptable to the Issuer and the Guarantor and shall give written notice of such appointment to all Holders of the Securities of such series. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall not be entitled to be reimbursed for such payments unless the Issuer and the Guarantor shall have agreed to do so in writing at the time the Authenticating Agent is appointed. Each Authenticating Agent shall be entitled to the benefit of indemnities and other protections in like manner and extent as the Trustee.

If an appointment is made pursuant to this Section for the Securities of any series, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By
as Authenticating Agent

By
Authorized Officer

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01. Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer shall furnish or cause to be furnished to the Trustee

(1) semi-annually, not more than 15 days after each June 1 and December 1, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar for the Securities of such series.

SECTION 7.02. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of each series contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of the Securities of each series received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of Holders of the Securities of each series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantor and the Trustee that none of the Issuer, the Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Issuer. The Issuer shall notify the Trustee when the Securities of any series are listed on any stock exchange.

SECTION 7.04. Reports by Issuer and Guarantor.

Each of the Issuer and the Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

The Guarantor shall file with the Trustee copies of the annual reports, interim reports and other documents that the Guarantor files with or furnishes to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto. If the Guarantor is not subject to either Section 13(a) or 15(d) of the Exchange Act, then the Guarantor shall file with the Trustee and the Commission such supplementary and periodic information, documents and reports required to be so filed according to the rules and regulations of the Commission promulgated pursuant to Section 13 of the Exchange Act.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01. Issuer, Guarantor and Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

The Issuer and the Guarantor undertake that the Issuer, the Guarantor and the Subsidiary Guarantors will not consolidate with or merge into or convey, transfer or lease all or substantially all of their assets (taken as a whole) to, any Person, unless:

(a) the resulting, surviving or transferee Person (if not the Issuer, the Guarantor or a Subsidiary Guarantor) is a Person organized and existing under (i) in the case of the Issuer, the laws of any State of the United States or under the laws of Mexico or any state thereof or (ii) in the case of the Guarantor or a Subsidiary Guarantor, the laws of Mexico or any state thereof who is, in any case, either (1) a decentralized public entity of the Government or (2) a Person controlled by the Government and the resulting, surviving or transferee Person shall (A) in the case of the consolidation, merger, or conveyance, transfer or lease of all or substantially all of the assets of the Issuer, expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities of each series and the performance or observance of every covenant of this Indenture, the Securities of each series and any Registration Rights Agreements relating thereto on the part of the Issuer to be performed or observed, (B) in the case of the consolidation, merger, or conveyance, transfer or lease of all or substantially all of the assets of the Guarantor, expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual performance or observance of every covenant of this Indenture and the Guaranty of the Securities of each series on the part of the Guarantor to be performed or observed or (C) in the case of the consolidation, merger, or conveyance, transfer or lease of all or substantially all of the assets of a Subsidiary Guarantor, expressly assume, pursuant to documentation reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty;

(b) the resulting, surviving or transferee Person is not subject generally to the taxing jurisdiction of any territory or any authority of or in that jurisdiction having power to tax other than (i) in the case of the Issuer, the taxing jurisdiction of the United States or Mexico or any authority of or in the United States or Mexico having power to tax or (ii) in the case of the Guarantor or any Subsidiary Guarantor, the taxing jurisdiction of Mexico or any authority of or in Mexico having power to tax; provided that the foregoing provisions do not apply to conveyances, transfers or leases of the assets of the Guarantor and the Subsidiary Guarantors solely in connection with the implementation of the Organic Law; and

(c) the Issuer or the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture or other documentation, as the case may be, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02. Successor Substituted.

Upon any consolidation of the Issuer or the Guarantor with, or merger of the Issuer or the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or the Guarantor substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as such Issuer or Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities of each series.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes (which purpose shall be confirmed to the Trustee in a Guarantor Order or Opinion of Counsel):

(1) to evidence the succession of another Person to the Issuer or the Guarantor and the assumption by any such successor of the covenants and obligations of the Issuer or the Guarantor, as the case may be, herein and in the Securities of all series;

(2) to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, expressly stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuer or the Guarantor;

(3) to secure all or any series of Securities pursuant to the requirements of this Indenture or otherwise (and if less than all series of Securities are to be secured, expressly stating that such securing is solely for the benefit of such series);

(4) to cure any ambiguity or to cure, correct or supplement any defective provision herein or in the Securities or the Guaranties;

(5) to amend this Indenture or the Securities of any series in any manner that, as set forth in an Officer’s Certificate, will not adversely affect the interests of the Holders of any series of Securities in any material respect;

(6) to establish the form or terms of Securities of any series as permitted by Section 2.02 and Section 3.01;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee in accordance with Section 6.11;

(8) to evidence the succession of another Person to the Issuer or the Guarantor in accordance with Section 8.01; or

(9) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act.

A supplemental indenture that changes or adds any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 9.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture (or modifying, amending, supplementing or waiving the terms and conditions of the Securities of a series) or of modifying, amending, supplementing or waiving in any manner the rights of the Holders of Securities of such series under this Indenture; provided that

(1) no such supplemental indenture shall, without the consent of the Holders of not less than 75% in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Issuer and the Trustee, effect a modification, amendment, supplement or waiver that constitutes a Reserved Matter set forth in clauses (9) through (13) below, and

(2) no such supplemental indenture shall, without the consent of each Holder of Outstanding Securities affected thereby, effect a modification, amendment, supplement or waiver that constitutes a Reserved Matter set forth in clauses (1) through (8) below, unless such supplemental indenture is sought in connection with a General Restructuring (as defined below) by Mexico, in which case such supplemental indenture may be entered into with the consent of the Holders of not less than 75% in aggregate principal amount of Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Issuer and the Trustee.

With respect to the Securities of any series, a “Reserved Matter” means any action that would:

(1) change the Stated Maturity of the principal of, premium (if any) or any installment of interest on, such Security,

(2) reduce the principal or face amount thereof, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the rate of interest thereon or the premium payable upon redemption of such Security,

(3) shorten the period during which the Issuer is not permitted to redeem such Security (except as permitted by Section 11.04), or permit the Issuer to redeem such Security prior to Maturity if, prior to such action, the Issuer is not permitted to do so (except as permitted by Section 11.04),

(4) except as permitted by the terms of such Security, change the coin or currency in which or the required places at which any principal of such Security or premium or interest thereon is payable,

(5) modify the Guaranty or the Subsidiary Guaranty in any manner adverse to the Holder of such Security,

(6) change the obligation of the Issuer, the Guarantor or any Subsidiary Guarantor to pay Additional Amounts,

(7) reduce the percentage of the principal amount of the series of such Securities the vote or consent of which is necessary to modify, amend or supplement the Indenture or the Securities of such series or the related Guaranties, or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided thereby to be made, taken or given,

(8) modify any of the provisions of this Section 9.02, Section 5.13, Section 10.07 or Section 12.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby,

(9) change Section 1.12 with respect to this Indenture, the Guaranties or the Securities of such series,

(10) change the courts to the jurisdiction of which each of the parties hereto has submitted, the Guarantor’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, The City of New York, as set forth in Section 1.13 hereof, or the Guarantor’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, as set forth in Section 1.13 hereof,

(11) in connection with an exchange offer for the Securities of such series, amend any Event of Default,

(12) change the ranking of the Securities of such series, as set forth in the terms of the Securities of such series, or

(13) change the definition of “Outstanding” with respect to the Securities of such series.

“General Restructuring” shall mean a request by Mexico to effect one or more Mexico Reserved Matter Amendments to, or one or more Mexico Exchange Offers for, either (i) at least 75% of the aggregate principal amount of outstanding Mexico External Market Debt that will become due and payable within a period of five years following such request or exchange offer or (ii) at least 50% of the aggregate principal amount of Mexico External Market Debt outstanding at the time of such request or exchange offer, in each case as certified by the Issuer or the Guarantor to the Trustee in an Officer’s Certificate. For the avoidance of doubt, the principal amount of Mexico External Market Debt that is the subject of a Mexico Reserved Matter Amendment shall be added to the principal amount of Mexico External Market Debt that is the subject of a substantially contemporaneous Mexico Exchange Offer for the purposes of determining the existence of a General Restructuring.

“Mexico Reserved Matter Amendment” means any modification, amendment or supplement to, or waiver of, a term or condition of any Mexico External Market Debt that would, if made to a term or condition of any Securities issued hereunder, constitute a Reserved Matter (as certified by the Issuer or the Guarantor to the Trustee in an Officer’s Certificate).

“Mexico Exchange Offer” means an exchange offer by Mexico pursuant to which one or more series of its outstanding debt securities may be exchanged for one or more series of newly issued debt securities having different terms or conditions, which different terms or conditions, if effected by means of a modification, amendment or supplement to, or waiver of, the terms or conditions of such outstanding debt securities, would have constituted a Mexico Reserved Matter Amendment (as certified by the Issuer or the Guarantor to the Trustee in an Officer’s Certificate).

“Mexico External Market Debt” means Indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such Indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of the Holders of Securities of such series and other documents, if any, required by

Section 6.01, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obliged to, enter into such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall, or shall direct the Trustee to, give notice thereof to the Holders of the Securities of such series setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer or Trustee, as the case may be, to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the series affected by such supplemental indenture theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act (which requirements will be deemed to reflect any exemption(s) granted by the Commission).

SECTION 9.06. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 10.01. Payment of Principal and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities that it shall duly and punctually pay the principal of and any premium and interest on the Securities of such series in accordance with the terms of the Securities of such series and this Indenture.

SECTION 10.02. Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan, The City of New York, New York for each series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities of each series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes; and provided, further, that, so long as the Securities of any series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall maintain a Paying Agent in Luxembourg and an office or agency in Luxembourg where Securities of that series may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03. Money for Security Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on any of the Securities of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it shall, prior to each due date of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.

The Issuer shall cause each Paying Agent for any series of Securities other than the Trustee or an Affiliate of the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of Securities of that series.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Guarantor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Guarantor Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect thereto, and all liability of the Issuer as trustee thereof, shall thereupon cease. Unless otherwise provided by applicable law, the right to receive payment of principal of any Security (whether at Maturity or otherwise) or interest thereon will become void at the end of five years after the due date thereof.

SECTION 10.04. Compliance Certificate.

The Guarantor shall deliver to the Trustee, within 180 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which the signer thereof may have knowledge.

SECTION 10.05. Provision of Financial Information.

For as long as any Securities of any series remain Outstanding, the Guarantor shall furnish to any Holder of a Security or a beneficial interest in a Global Security of such series, or to any prospective purchaser designated by such Holder, upon request of such Holder, financial and other information described in paragraph (d) (4) of Rule 144A (including any successor provision) with respect to the Guarantor and its Subsidiaries to the extent required in order to permit such Holder to comply with Rule 144A (including any successor provision) with respect to any resale of such Security or beneficial interest.

SECTION 10.06. Limitation on Liens.

For so long as any Security of any series remains outstanding, the Guarantor will not create or permit to subsist, and will not permit the Issuer, the Guarantor’s Subsidiaries or the Subsidiary Guarantors or any of their respective Subsidiaries to create or permit to subsist, any Security Interest upon the whole or any part of its or their crude oil or receivables in respect of crude oil to secure (a) any of its or their Public External Indebtedness; (b) any of its or their Guarantees in respect of Public External Indebtedness; or (c) the Public External Indebtedness or Guarantees in respect of Public External Indebtedness of any other Person, without at the same time or prior thereto securing the Securities of all series equally and ratably therewith or providing such other Security Interest for the Securities of all series as shall be approved by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of all such series; provided that the Issuer, the Guarantor and its Subsidiaries, and the Subsidiary Guarantors and their respective Subsidiaries, may create or permit to subsist a Security Interest upon its or their receivables in respect of crude oil if (i) on the date of creation of such Security Interest the aggregate of (A) the amount of principal and interest payments secured by Oil Receivables due during such calendar year in respect of Receivables Financings entered into or before such date, (B) the total amount of revenues during such calendar year from the sale of crude oil or gas transferred, sold, assigned or otherwise disposed of in Forward Sales (other than Governmental Forward Sales) entered into on or before such date and (C) the total amount of payments of the purchase price of crude oil, gas or Petroleum Products foregone during such calendar year as a result of all Advance Payment Arrangements entered into on or before such date, shall not exceed in such calendar year U.S. $4,000,000,000 (or its equivalent in other currencies) less the amount of Governmental Forward Sales during that calendar year, (ii) the aggregate amount outstanding in all currencies at any one time under all Receivables Financings, Forward Sales (other than Governmental Forward Sales) and Advance Payment Arrangements shall not exceed U.S. $12,000,000,000 (or its equivalent in other currencies) and (iii) the Guarantor has given a certificate to the Trustee certifying that on the date of creation of such Security Interest there is no default under any Financing Document resulting from a failure to pay principal or interest.

SECTION 10.07. Waiver of Certain Covenants.

The Issuer or the Guarantor may omit in any particular instance to comply with any of their respective covenants or conditions set forth in Section 10.06 with respect to the Securities of any series, and the Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 10.06 with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least 66 2/3% in principal amount of the Securities of such series at the time Outstanding, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.08. Duties of the Issuer

Notwithstanding any other provision in this Indenture, the Guarantor shall cause the Issuer to perform each duty required to be performed by the Issuer under this Indenture.

ARTICLE ELEVEN

REDEMPTION AND PURCHASE OF SECURITIES AND SINKING FUNDS

SECTION 11.01. Applicability of Article to Redemptions.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article Eleven.

SECTION 11.02. Election to Redeem; Notice to Trustee.

If the Issuer shall desire to exercise the right to redeem all or any part of the Securities of any series, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, in writing, of such Redemption Date and of the principal or face amount of the Securities of such series to be redeemed. If the Securities of such series may be originally issued from time to time with varying terms, the Issuer shall also notify the Trustee, in writing, of the particular terms or designation of the Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Guarantor shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 11.03. Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series (or, in the case of Securities of a series that may be originally issued from time to time with varying terms, from among the Securities of such series having the same original issue date and terms) not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof) of the principal or face amount of Securities of such series.

The Trustee shall promptly notify the Issuer and the Guarantor in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal or face amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal or face amount of such Securities which has been or is to be redeemed.

SECTION 11.04. Right of Redemption for Tax Reasons; Election to Redeem.

In addition to any redemption provisions that may be specified as contemplated by Section 2.02 with respect to the Securities of any series, each series of Securities is subject to redemption upon not less than 30 and not more than 60 days notice, at any time, as a whole but not in part, at the election of the Issuer or the Guarantor, at a price equal to the sum of (a) 100% of the principal amount of the Securities of such series being redeemed, (b) accrued and unpaid interest thereon up to but not including the date fixed for redemption and (c) any Additional Amounts which would otherwise be payable, if (i) the Issuer or the Guarantor certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that it would be obligated to pay if payments of interest made on the Securities of such series (or payments under the Guaranty with respect to interest on the Securities of such series) were subject to withholding or deduction of Mexican Withholding Taxes at the rate of 10% as a result of any change in, amendment to, or lapse of, the laws, regulations or rulings of Mexico or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of issuance of such series of Securities and (ii) prior to the publication of any notice of redemption, the Issuer or the Guarantor shall deliver to the Trustee an Officer’s Certificate stating that the obligation referred to in clause (i) above cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in clause (i) above in which event it shall be conclusive and binding on the Holders of the Securities of such series; provided that (i) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated but for such redemption to pay such Additional Amounts were a payment in respect of the Securities of such series then due, and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

SECTION 11.05. Notice of Redemption.

Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of the Securities of any series to be redeemed in accordance with Section 1.06.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price or the manner in which the Redemption Price is to be determined;

(3) (a) that the Securities of such series are being redeemed at the option of the Issuer or the Guarantor pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing the terms of such Securities if such is the case, together with a summary of the facts permitting such redemption; or (b) that the Securities of such series are being redeemed at the option of the Issuer or the Guarantor pursuant to Section 11.04;

(4) that on the Redemption Date, the Redemption Price will become due and payable with respect to each Security of the series to be redeemed and that interest thereon will cease to accrue on and after said date;

(5) the place or places where the Securities of such series are to be surrendered for payment of the Redemption Price;

(6) the CUSIP and ISIN numbers of the series of Securities to be redeemed;

(7) if less than all the Securities of any series are to be redeemed, the identification of the particular Securities of such series to be redeemed and the portion of the principal or face amount thereof to be redeemed; and

(8) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of a series of Securities to be redeemed at the election of the Issuer or the Guarantor shall be given by the Issuer or the Guarantor or, at the Issuer’s or the Guarantor’s written request, by the Trustee in the name and at the expense of the Issuer or the Guarantor, as the case may be, and shall be irrevocable.

SECTION 11.06. Deposit of Redemption Price.

On or prior to any Redemption Date, the Issuer or the Guarantor shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, the Issuer shall segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities of the series which is to be redeemed on that date.

SECTION 11.07. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless default is made in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer or the Guarantor, as the case may be, at the Redemption Price; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of the Securities of such series, or one or more Predecessor Securities of such Securities, registered as such at the close of business on the relevant Record Dates, in the case of Registered Securities, or in possession of such Securities or Predecessor Securities at the close of business on the relevant Record Dates, in the case of Bearer Securities, according to their terms and the provisions of Section 3.07.

If any Security of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

SECTION	11.08. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Issuer, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Guarantor shall execute the Guaranty endorsed on, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and of any authorized denomination, as requested by such Holder, in aggregate principal or face amount equal to and in exchange for the unredeemed portion of the principal or face amount of the Security so surrendered or, in the case of Securities providing appropriate space for notation, at the option of the Holder, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

SECTION	11.09. Purchase of Securities by the Issuer.

The Issuer, the Guarantor or any Subsidiary Guarantor may at any time purchase any Securities of any series at any price in the open market, in privately negotiated transactions or otherwise. All Securities which are purchased by or on behalf of the Issuer, the Guarantor or any Subsidiary Guarantor may be held, resold or surrendered to the Trustee for cancellation.

SECTION	11.10. Applicability of Article to Sinking Funds.

The compliance by the Issuer with any sinking fund provisions included in the Securities of any series shall be in accordance with such provisions and this Article Eleven, except as otherwise specified as contemplated by Section 2.02 for the Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.11. Each sinking fund payment shall be applied to the redemption of the Securities of any series as provided for by the terms of the Securities of such series.

SECTION 11.11. Satisfaction of Sinking Fund Payments.

The Issuer (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 11.12. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 11.11 and whether the Issuer intends to exercise its right to make a permitted optional sinking fund payment with respect to such series and will also deliver to the Trustee any Securities to be so delivered and credited. Such certificate shall be irrevocable and upon its delivery the Issuer shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next sinking fund payment date. In the case of the failure of the Issuer to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 11.11 and without the right to make any optional sinking fund payment, if any, with respect to such series. Not less than 30 days before each sinking fund payment date the Trustee shall select the Securities to be redeemed on such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.05. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06, 11.07 and 11.08.

Prior to any sinking fund payment date, the Issuer shall pay to the Trustee or a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 11.12.

ARTICLE TWELVE

MEETINGS OF HOLDERS OF SECURITIES

SECTION 12.01. Purposes for Which Meetings May Be Called.

A meeting of Holders of the Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other Act provided by this Indenture or the Securities of such series to be made, given or taken by the Holders of the Securities of such series.

SECTION 12.02. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of the Securities of any series for any purpose specified in Section 12.01, to be held at such time and at such place in The City of New York as the Trustee shall determine.

(b) The Issuer, the Guarantor or the Holders of at least 10% in principal amount of the Outstanding Securities of any series may request the Trustee to call a meeting of the Holders of such Securities of such series for any purpose specified in Section 12.01 by giving written request to the Trustee setting forth in reasonable detail the action proposed to be taken at the meeting.

(c) Notice of every meeting of Holders of the Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to such Holders, the Guarantor and the Issuer in the manner provided in Section 1.06 and Section 1.05, respectively, not less than 30 and not more than 60 days prior to the date fixed for the meeting. If the Trustee shall not have sent notice of a meeting requested pursuant to Section 12.02(b) within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of the Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in this paragraph (c).

SECTION 12.03. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of the Securities of any series, a Person shall be (a) a Holder of one or more Outstanding Securities of such series, or (b) a person duly appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the Guarantor and their respective counsel.

SECTION 12.04. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of any series with respect to the proof of the holding of Securities of such series and of the appointment of proxies and with respect to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 3.09 and the appointment of any proxy shall be proved in the manner specified in Section 1.04(b). Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04(b) or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, the Guarantor or by Holders of the Securities of such series as provided in Section 12.02(b), in which case the Issuer, the Guarantor or the Holders of the Securities of such series, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of any series or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided that no vote shall be cast or counted at any meeting in respect of any Security of such series challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Securities of such series or proxy.

SECTION 12.05. Quorum.

At any meeting of Holders of the Securities of any series (other than a meeting held to discuss a Reserved Matter), the presence of Persons holding or representing a majority of the aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. At any meeting of Holders held to discuss a Reserved Matter, the presence of Persons holding or representing 75% of the aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum; provided that, at any meeting of Holders held to discuss a Reserved Matter which would require the consent of each Holder of Outstanding Securities affected thereby under Section 9.02, the presence of Persons holding or representing 100% of the aggregate principal amount of such Outstanding Securities shall constitute a quorum. Any meeting of such Holders duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 12.06. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of such Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.07. Revocation by Holders.

At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 1.04, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any series specified in this Indenture in connection with such action, any Holder of a Security of such series the serial number of which is included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided in Section 1.04, revoke such consent so far as concerns such Security. Except as aforesaid any such consent given by the Holder of any Security of such series shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security of such series issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of such series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee and the Holders of all the Securities of such series.

ARTICLE THIRTEEN

THE GUARANTY

SECTION 13.01. The Guaranty.

(a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at Stated Maturity, upon redemption or early repayment, upon acceleration or otherwise, of all payments of principal of and interest (including Additional

Amounts) and premium (if any) on the Securities, and any other amounts payable by the Issuer under the Securities or this Indenture (the “Obligations”). If the Issuer shall fail to pay punctually any Obligation, the Guarantor shall forthwith pay such Obligation when and as the same shall be due and payable to the person entitled thereto in the manner specified in the Securities or this Indenture, as the case may be. All payments hereunder shall be made in currency specified in the applicable Securities or this Indenture in same day funds (or such other funds as may, at the time of payment, be customary for the settlement in New York City of international banking transactions in the such currency) as if such payment were made by the Issuer in accordance with the terms of the applicable Securities and this Indenture.

(b) The obligations of the Guarantor set forth herein shall constitute a guaranty of payment and not of collection, and shall be absolute and unconditional. This Guaranty shall be continuing and remain in full force and effect and be binding upon the Guarantor and its successors and assigns and inure to the benefit of the Holders of the Securities and the Trustee (each, a “Beneficiary,” and collectively, the “Beneficiaries”) until all Obligations of the Issuer have been paid and discharged in full. The Guarantor hereby waives, to the extent permitted by applicable law, all claims of waiver, exchange, release, surrender, alteration or compromise and all set-offs, counterclaims and recoupments which it may have or assert against the Beneficiaries. The Guarantor hereby waives promptness, diligence, presentment, demand for payment, notice of acceptance of this Guaranty, protest of any kind whatsoever, any requirement that a Beneficiary exhaust any right or take any action against the Issuer or any other person or entity or any property or collateral, as well as any right to require a proceeding first against the Issuer or the Issuer’s property or the exercise by a Holder of the Securities of its rights upon the occurrence and continuation of an Event of Default. The Guarantor further waives any right to which it may be entitled to have the assets of the Issuer first be used as payment of the Issuer’s or the Guarantor’s obligations hereunder prior to any amount being claimed from or paid by the Guarantor hereunder.

(c) Without limiting the generality of the foregoing, the obligations of the Guarantor set forth herein, and the rights of the Beneficiaries to enforce the same by proceedings, whether by action at law or suit in equity or otherwise, shall not in any way be affected by any insolvency, bankruptcy, suspension of payments, concurso mercantil, reorganization or similar proceeding by or against the Issuer (subject to applicable bankruptcy, suspension of payments, concurso mercantil, insolvency and similar laws affecting creditors’ rights generally).

(d) This Guaranty shall remain in full force and effect and continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded, reduced or must otherwise be returned by a Beneficiary upon the insolvency, suspension of payments, concurso mercantil, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

(e) If a Beneficiary shall receive any amounts from the Issuer (or from the Trustee in respect of a payment made by the Issuer to the Trustee) that are identifiable as a payment in respect of which the Guarantor has made payment pursuant to this Guaranty, such Beneficiary shall, (i) so long as no Event of Default shall have occurred and be continuing, upon receipt thereof from the Issuer or the Trustee, as the case may be, forthwith and without the requirement of any demand or other notice from the Guarantor pay such amounts to the Guarantor (or, in the case of a payment from the Trustee, pay such amounts to the Trustee for the account of the Guarantor), and (ii) upon the cure by the Issuer of any Event of Default, forthwith pay to the Guarantor any such amounts previously received from the Issuer and retained by the Beneficiary.

(f) A Beneficiary shall be entitled to grant the Issuer such extension or extensions of time to pay any Obligation as may seem advisable to such Beneficiary at any time and from time to time, without terminating, affecting or impairing the obligations of the Guarantor hereunder and no such extension shall terminate, impair or affect the validity of this Guaranty.

(g) Anything contained herein to the contrary notwithstanding, the due and punctual payment of any of the Obligations by or on behalf of the Guarantor shall be deemed to be the due and punctual payment of such Obligations by the Issuer for purposes of the Securities and this Indenture, and upon payment of any such Obligations by or on behalf of the Guarantor, no Event of Default shall be deemed to have occurred or be continuing as a result of the failure of the Issuer to pay any such Obligations.

(h) The Guarantor irrevocably waives (to the extent permitted by law) any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the applicable Beneficiary against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof, and agrees that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, the right of subrogation, until all the Obligations due at such time shall have been paid in full. If any amount shall be paid by the Issuer to the Guarantor on account of the Guarantor’s performance hereunder at any time after any amount becomes due and payable by the Guarantor hereunder and when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the applicable Beneficiary and shall forthwith be paid to such Beneficiary to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Securities and this Indenture. If the Guarantor shall at any time make payment to a Beneficiary of all or any part of the Obligations and all Obligations due at such time to such Beneficiary shall be paid in full, such Beneficiary will, at the Guarantor’s request and subject to the provisions of this Section 13.01(h), execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting in such payment by the Guarantor.

SECTION 13.02. Representations and Warranties of the Guarantor.

The Guarantor hereby represents and warrants that all acts, conditions and things required to be done and performed precedent to the creation and issuance of the Guaranty, and to constitute the same legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms, have been done and performed and have happened in compliance with all applicable laws.

SECTION 13.03. Benefit of Guaranty.

The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the Guarantor, the Beneficiaries and their respective successors and permitted assigns; including the Holders from time to time of the Securities; provided that the Guarantor shall not be entitled to assign its rights or obligations under this Guaranty without the prior written consent of each affected Beneficiary and no Beneficiary shall be permitted to make an assignment of its rights under this Guaranty except in connection with a permitted assignment of its rights under the Securities and this Indenture. Any purported assignment in contravention of this Section 13.03 shall be null and void and of no force and effect.

SECTION 13.04. Execution and Delivery of Guaranties.

The Guaranties to be endorsed on the Securities shall include the terms of the Guaranty set forth in Section 13.01 and any other terms that may be set forth in the form of Guaranty established pursuant to Section 2.02 or 3.01. The Guarantor hereby agrees to execute its Guaranty, in a form established pursuant Section 2.02 or 3.01, to be endorsed on each Security authenticated and delivered by the Trustee.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

PEMEX PROJECT FUNDING MASTER TRUST
by THE BANK OF NEW YORK
not in its individual capacity but solely in its capacity as Managing Trustee

By:	/s/ MARION F. ZINOWSKI
Name:	Marion F. Zinowski
Title:	Vice President

PETROLEOS MEXICANOS

By:	/s/ MAURICO ALAZRAKI PFEFFER
Name:	Maurico Alazraki Pfeffer
Title:	Associate Managing Director of Finance

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:	/s/ DOROTHY ROBINSON
Name:	Dorothy Robinson
Title:	Vice President